UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Lake Park Drive Smyrna, GA	30080
(Address of principal executive offices)	(Zip Code)

(404) 471-1634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Effective December 11, 2018, subsidiaries of Floor & Decor Holdings, Inc. (together with its consolidated subsidiaries, the “Company”), exercised the Company’s rights under the accordion feature of the Company’s $200 million asset-based revolving credit facility (the “ABL Credit Agreement”) to increase the Company’s total borrowing capacity under the ABL Credit Agreement by $100 million, bringing the aggregate commitments to $300 million (the “Commitment Increase”). The Commitment Increase was provided by Wells Fargo Bank, National Association, Bank of America, N.A. and Regions Bank, existing lenders party to the ABL Credit Agreement immediately prior to the Commitment Increase. Borrowings under the Commitment Increase are subject to the terms and conditions set forth in the ABL Credit Agreement, and all other terms of the ABL Credit Agreement remain unchanged. As of December 10, 2018, the Company had no borrowings outstanding under the ABL Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: December 11, 2018	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Secretary and General Counsel